Exhibit 10.1
Execution Version
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT

This FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT, dated as of June 1, 2021 (this “Agreement”), is entered into by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”) and RAYONIER, L.P., a Delaware limited partnership (“RLP”; each of Rayonier, TRS, ROC and RLP being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the several banks, financial institutions and other institutional lenders party hereto and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:

(1)The Borrowers, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”);
(2)The Borrowers have requested that (a) the Lenders and Voting Participants agree to certain amendments to the Credit Agreement as further described below and (b) certain Lenders provide Incremental Term Loan Advances with respect to an Incremental Term Loan Facility (herein designated, and hereinafter referred to, as the “2021 Incremental Term Loan Facility”) to RLP in an aggregate amount equal to $200,000,000 pursuant to the terms of Section 2.25(b) of the Credit Agreement; and
(3)The Administrative Agent and the Lenders, Voting Participants and Incremental Term Loan Lenders party hereto are willing to agree to such amendments and, in the case of the Incremental Term Loan Lenders, to establish the 2021 Incremental Term Loan Facility and provide the Incremental Term Loan Advances thereunder, as applicable, upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and in order to induce the parties hereto to enter into the transactions described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Administrative Agent, the Lenders, Voting Participants and Incremental Term Loan Lenders party hereto and the Borrowers hereby covenants and agrees as follows:
SECTION 1.     Definitions. All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.
SECTION 2. Amendments to Credit Agreement. Each of the Lenders and Voting Participants party hereto and each of the Borrowers agrees that the Credit Agreement is hereby amended as follows:
(a) The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“London Business Day” means any day on which banks are open for dealings in Dollar deposits in the London interbank market.

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(b) The following definitions are hereby deleted from Section 1.01 of the Credit Agreement: “Benchmark Replacement”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date”, “Benchmark Transition Start Date,” “Benchmark Unavailability Period,” “Early Opt-in Election,” “Relevant Governmental Body,” “SOFR,” “Term SOFR” and “Unadjusted Benchmark Replacement.”
(c) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” means, for any day, (a) with respect to a particular Class and Type of Advance specified below, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below, (b) with respect to any Incremental Term Loan Advance (excluding, for the avoidance of doubt, 2016 Incremental Term Loan Advances), the percentage, if any, set forth in the applicable Incremental Term Loan Amendment, (c) with respect to any Letter of Credit Fee, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below in the column entitled “Eurodollar Rate Advances and Letter of Credit Fees”, and (d) with respect to any Unused Commitment Fee, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below in the column entitled “Unused Commitment Fee”:

			Revolving Credit Advances	Revolving Credit Advances	Term Loan Advances	Term Loan Advances	2016 Incremental Term Loan Advances	2016 Incremental Term Loan Advances
Pricing Level	Leverage Ratio	Unused Commitment Fee	Eurodollar Rate Advances and Letter of Credit Fees	Alternate Base Rate Advances	Eurodollar Rate Advances	Alternate Base Rate Advances	Eurodollar Rate Advances	Alternate Base Rate Advances
I	≤ 25%	0.150%	1.125%	0.125%	1.500%	0.500%	1.525%	0.525%
II	> 25% but ≤ 52.5%	0.175%	1.250%	0.250%	1.600%	0.600%	1.650%	0.650%
III	> 52.5% but ≤ 60%	0.225%	1.500%	0.500%	1.850%	0.850%	1.900%	0.900%
IV	> 60%	0.275%	1.750%	0.750%	2.100%	1.100%	2.150%	1.150%

For purposes of determining the Applicable Margin:
(i) The Applicable Margin shall be set at Level II until receipt of the Compliance Certificate for the measurement period ending June 30, 2021 (unless any prior financial statements demonstrate that a higher Pricing Level should have been applicable during such period, in which case such higher Pricing Level shall be deemed to be applicable during such period).
(ii) The Applicable Margin shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on June 30, 2021 based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective no later than

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five (5) Business Days following the date on which the certificate evidencing such computation is due to be delivered under Section 5.01(k)(iii). If a certificate is not delivered when due in accordance with such Section 5.01(k)(iii) then the rates in Level IV shall apply as of the first Business Day after the date on which such certificate was required to have been delivered and shall remain in effect until the date on which such certificate is delivered.
(iii) If, as a result of any restatement of or other adjustment to the financial statements of Rayonier or for any other reason, Rayonier or the Lenders determine that (i) the Leverage Ratio as calculated by Rayonier as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.3 or Section 2.23.
(d) The definition of “Benchmark Transition Event” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Transition Event” has the meaning specified in Section 2.09(b).

(e) The definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Eurodollar Base Rate” means, with respect to any Eurodollar Rate Advance for any Interest Period, a fixed annual rate equal to the London Interbank Offered Rate, as determined by the Administrative Agent, at which deposits in Dollars for the relevant Interest Period are offered as reported by Bloomberg Information Services (or any successor thereto or any other readily available service selected by the Administrative Agent that provides quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 a.m. (London time) on the day that is two (2) London Business Days prior to the first day of such Interest Period, provided, that (x) if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition (for any reason other than a Benchmark Transition Event), then the Administrative Agent will notify Rayonier and the Administrative Agent and Rayonier will agree upon a substitute basis for obtaining such quotations and (y) if the Eurodollar Base Rate is less than 0%, it shall be deemed to be 0% for purposes hereof.
(f) The phrase “each Interest Period shall be one, two, three or six months,” in the definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended to read, “each Interest Period shall be one, three or six months”.

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(g) Clause (a) of the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) with respect to the Revolving Credit Facility and the Revolving Credit Advances made thereunder, June 1, 2026,

(h) Section 1.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 1.05    .    Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledge and agree (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to rates in the definition of “Eurodollar Base Rate”, “Eurodollar Rate”, “Term SOFR”, “Daily Simple SOFR”, or any other SOFR-based Replacement Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any other Benchmark, (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes, or (c) any potential non-compliance with applicable laws (including, without limitation, to the extent applicable, the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended) in the methodology for calculating the Eurodollar Base Rate or Eurodollar Rate as set forth in the definitions thereof.

(i) Section 1.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 1.06    .    [Reserved].

(j) The definition of “Floating Note Rate” in Section 2.07(c) is hereby amended and restated in its entirety to read as follows:
“Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new four-year debt securities issued by The Farm Credit Banks Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., Eastern time; it being understood that such indications represent The Farm Credit Banks Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government-sponsored institutions of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Notwithstanding the foregoing, if, in connection with the Second Amendment Effective Date or the Reset Date, new farm credit debt securities with a four-year term are not then being issued into the primary market by The Federal

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Farm Credit Banks Funding Corporation, then “Floating Note Rate” shall mean CoBank’s best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark, in each case, as CoBank and Rayonier may mutually agree upon.
(k) Section 2.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Effect of Benchmark Transition Event.
(i)    Benchmark Replacement.
(A)    Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, any Guaranteed Bank Product or Guaranteed Hedge shall be deemed not to be a “Loan Document” for purposes of this Section 2.09(b)), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 3:00 p.m. (Denver, Colorado time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders of each Class (which written notice will specify the provisions of such amendment to which such the Required Lenders object); provided, that, with respect to any proposed amendment containing any SOFR-based Benchmark Replacement, the Required Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.
(B)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (b)(i)(B), if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this

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Agreement or any other Loan Document; provided that, this clause (b)(i)(B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with Rayonier from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event, an Early Opt-in Election, or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (b)(iv) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any conversion or continuation notice requesting the conversion or continuation of any Borrowing at the

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then-current Benchmark shall be ineffective and on the proposed date of such conversation or continuation the applicable Borrowing shall be converted or continued, as applicable, as an Alternate Base Rate Advance and (ii) if any Notice of Borrowing requests a Eurodollar Rate Advance (or Borrowing at the then-current Benchmark), the Borrowers may revoke such Notice of Borrowing or, failing that, such Borrowing shall be made as an Alternate Base Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(vi)    Certain Defined Terms. As used in this Section 2.09(b):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.09(b)(iv).
“Benchmark” means, initially, the Eurodollar Rate; provided that if a Benchmark Transition Event, an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09(b)(i).
“Benchmark Replacement” means,
(A)     with respect to any Benchmark Transition Event, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-

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denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (A)(1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (A)(1), (A)(2) or (A)(3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or
(B)     with respect to any Term SOFR Transition Event, upon delivery of a Term SOFR Notice and the occurrence of the applicable Benchmark Replacement Date, the sum of (1) Term SOFR and (2) the related Benchmark Replacement Adjustment as set forth in clause (A)(1) of this definition. If the Benchmark Replacement as determined pursuant to clause (B) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
    (A)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
    (B)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for

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calculating or determining such spread adjustment, that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Rayonier) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with Rayonier) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with Rayonier) that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with Rayonier) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

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(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 3:00 p.m. (Denver, Colorado time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders of each Class (which written notice will specify the provisions of such notice of Early Opt-In Election to which such Lender objects); or
(4)    in the case of a Term SOFR Transition Event, the date that is 30 days (or such later date as the Administrative Agent may specify in the Term SOFR Notice) after the date the Term SOFR Notice is provided by the Administrative Agent to the Lenders and the Borrowers pursuant to Section 2.09(b)(i)(B).
For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such

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component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.09(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.09(b).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Election” means, if the then-current Benchmark is the Eurodollar Rate, the occurrence of the joint election by the Administrative Agent and the Borrowers (in accordance with any evolving or then-prevailing market conventions) to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

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“Floor” means the benchmark rate floor, if any, provided in this Agreement immediately prior to the Benchmark Replacement Date with respect to the then-current Benchmark; provided that, if no such benchmark rate floor is provided in this Agreement, the “Floor” shall be zero.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Section 2.09(b).

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“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
1.Section 5.03(g) of the Credit Agreement is hereby amended by (i) renumbering clause (viii) to be clause (ix), (ii) deleting the “and” at the end of clause (vii) and (iii) adding a new clause (viii) to read as follows:
(viii)     Debt incurred pursuant to that certain Second Amended and Restated Master Loan Agreement, dated as of July 20, 2016, by and among Pope Resources, A Delaware Limited Partnership and Northwest Farm Credit Services, FLCA and its successors and assigns, as amended, and the related loan documents and any extensions, refinancings, replacements thereof; provided that (x) the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refinancing or replacement, (y) the extended, refinanced or replacement Debt is an obligation of only some or all of the Person(s) who were obligors on the Debt, and (z) no such extension, refinancing or replacement shall be consummated if any Default would exist after giving effect thereto; and
(m) Schedule 8.07(f) to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule 8.07(f).
(n) Exhibit G to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit G.
SECTION 3. Incremental Term Loans. This Section 3 is an Incremental Term Loan Amendment as referred to in the Credit Agreement, and each Borrower and each of the Incremental Term Loan Lenders with respect to the 2021 Incremental Term Loan Facility (each a “2021 Incremental Term Loan Lender”) identified on the signature pages hereto hereby agrees, subject to the terms and conditions set forth in Section 4 below, and in Section 2.25(b) of the Credit Agreement, as follows:
(a) Pursuant to Section 2.25(b) of the Credit Agreement, there is hereby established under the Credit Agreement a new Class of Incremental Term Loan Commitments (each a “2021 Incremental Term Loan Commitment”) to make Incremental Term Loan Advances to RLP (the “2021 Incremental Term Loan Advances”) under the 2021 Incremental Term Loan Facility to be made by the 2021 Incremental Term Loan Lenders. The amount of the 2021 Incremental Term Loan Commitment of each 2021 Incremental Term Loan Lender is set forth opposite such 2021 Incremental Term Loan Lender’s name on Schedule I hereto. Each 2021 Incremental Term Loan Lender party hereto severally agrees to make an Incremental Term Loan Advance with respect to the 2021 Incremental Term Loan Facility to RLP in Dollars in one advance on or before June 1, 2022 (the date on which such 2021 Incremental Term Loan Facility is funded, the “2021 Incremental Term Loan Funding Date”) in the amount of such Lender’s 2021 Incremental Term Loan Commitment. The aggregate amount of the 2021 Incremental Term Loan Commitments is TWO HUNDRED MILLION DOLLARS ($200,000,000) as of the 2021 Increased Amount Date.
(b) To request the Borrowing of 2021 Incremental Term Loan Advances under this Section 3, RLP shall submit a Notice of Borrowing to the Administrative Agent not later than (x) 12:00 Noon (New York City time) on the third Business Day prior to the 2021

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Incremental Term Loan Funding Date in the case of a Borrowing to be comprised of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the 2021 Incremental Term Loan Funding Date in the case of a Borrowing to be comprised of Alternate Base Rate Advances, subject to the same requirements of a Notice of Borrowing for Revolving Credit Advances and Term Loan Advances as provided in Section 2.02 of the Credit Agreement. RLP shall also have the right, from time to time, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective 2021 Incremental Term Loan Commitment of the 2021 Incremental Term Loan Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
(c) The closing date for the 2021 Incremental Term Loan Facility is June 1, 2021 (the “2021 Increased Amount Date”).
(d) The Maturity Date for the 2021 Incremental Term Loan Advances is June 1, 2029.
(e) The proceeds of the 2021 Incremental Term Loan Advances shall be used for general corporate purposes, including, if applicable, to refinance existing Debt (including fees and expenses in connection therewith).
(f) The 2021 Incremental Term Loan Advances (when funded) shall constitute obligations of RLP and shall be guaranteed with all Term Loan Advances on a pari passu basis.
(g) Each of the 2021 Incremental Term Loan Lenders party hereto and RLP hereby agrees that (x) the 2021 Incremental Term Loan Advances shall not be subject to scheduled amortization, (y) the Applicable Margins for the 2021 Incremental Term Loan Advances shall be equal to the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below, and (z) subject to Section 2.22(a)(iii) of the Credit Agreement (which shall be deemed to apply, mutatis mutandis, to the 2021 Incremental Term Loan Unused Commitment Fee and this clause (z)), RLP shall pay to the Administrative Agent for the ratable account of each 2021 Incremental Term Loan Lender an unused commitment fee (the “2021 Incremental Term Loan Unused Commitment Fee”) on such Lender’s portion of the 2021 Incremental Term Loan Commitment from the 2021 Increased Amount Date until the earlier of (i) the 2021 Incremental Term Loan Funding Date and (ii) the date on which the commitments under the 2021 Incremental Term Loan Facility are terminated in full or reduced to zero at a rate per annum set forth below corresponding to the Leverage Ratio then in effect as set forth below, payable in arrears quarterly on the first Business Day of each April, July, October and January, commencing on July 1, 2021, and on the 2021 Incremental Term Loan Funding Date or any earlier date of termination of the 2021 Incremental Term Loan Commitments or reduction of the 2021 Incremental Term Loan Commitments to zero. All 2021 Incremental Term Loan Unused Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Alternate Base Rate Advances	2021 Incremental Term Loan Unused Commitment Fee
Level I	≤ 25%	1.500%	0.500%	0.150%
Level II	> 25% but ≤ 52.5%	1.550%	0.550%	0.175%
Level III	> 52.5% but ≤ 60%	1.800%	0.800%	0.225%
Level IV	> 60%	2.050%	1.050%	0.275%

For purposes of determining the Applicable Margin with respect to the 2021 Incremental Term Loan Advances:
(i) The Applicable Margin shall be set at Level II until receipt of the Compliance Certificate for the measurement period ending June 30, 2021 (unless any prior financial statements demonstrate that a higher Pricing Level should have been applicable during such period, in which case such higher Pricing Level shall be deemed to be applicable during such period).
(ii) The Applicable Margin shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on June 30, 2021 based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective no later than five (5) Business Days following the date on which the certificate evidencing such computation is due to be delivered under 5.01(k)(iii) of the Credit Agreement. If a certificate is not delivered when due in accordance with such Section 5.01(k)(iii) of the Credit Agreement then the rates in Level IV shall apply as of the first Business Day after the date on which such certificate was required to have been delivered and shall remain in effect until the date on which such certificate is delivered.
(iii) If, as a result of any restatement of or other adjustment to the financial statements of Rayonier or for any other reason, Rayonier or the Lenders determine that (i) the Leverage Ratio as calculated by Rayonier as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.3 or Section 2.23 of the Credit Agreement.

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(h) Scheduled Interest. (i) RLP shall pay interest on the unpaid principal amount of each 2021 Incremental Term Loan Advance until such principal amount shall be paid in full, at the following rates per annum:
(A)    During such periods as a 2021 Incremental Term Loan Advance is an Alternate Base Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for 2021 Incremental Loan Advances that are Alternate Base Rate Advances in effect from time to time, payable in arrears quarterly on the first Business Day of each April, July, October and January, during such periods.
(B)    During such periods as a 2021 Incremental Term Loan Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Eurodollar Rate for such Interest Period for such Advance plus (z) the Applicable Margin for 2021 Incremental Term Loan Advances that are Eurodollar Rate Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.

(ii)    Default Interest. At any time during which RLP shall fail (x) to pay any principal of any 2021 Incremental Term Loan Advance or any interest on any 2021 Incremental Term Loan Advance when the same becomes due and payable, or (y) to perform or observe any term, covenant or agreement contained in Section 5.04 of the Credit Agreement, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (A) the unpaid principal amount of each 2021 Incremental Term Loan Advance owing to each Lender by RLP, payable in arrears on the dates referred to in clauses (i)(A) and (i)(B) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such 2021 Incremental Term Loan Advance pursuant to clauses (i)(A) and (i)(B) above, and (B) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances that are Alternate Base Rate Advances pursuant to Section 2.07(a)(i)(A) of the Credit Agreement, provided, however, that following acceleration of the Advances pursuant to Section 6.01 of the Credit Agreement, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

(iii)    Cost of Funds True-up. On the date that is four (4) years after the 2021 Increased Amount Date (or if such date is not a Business Day, the next succeeding Business Day) (the “Reset Date”), the Administrative Agent (i) shall determine the difference (in basis points), if any, between the Reset Date Cost of Funds (as defined below) as of such Reset Date and the 2021 Increased Amount Date Cost of Funds (as defined below) and (ii) thereafter shall promptly notify the Lenders and Rayonier of such difference by delivering a certificate in substantially the form of Exhibit G to the Credit Agreement (or in such other form as is mutually acceptable to the Administrative Agent

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and Rayonier). With respect only to the calculation of interest on 2021 Incremental Term Loan Advances, the Eurodollar Rate (as otherwise determined in accordance with the definition thereof, and giving effect, for all purposes of this Section 3(h)(iii), to any Benchmark Replacement and any Benchmark Replacement Conforming Changes) for any Interest Period shall be increased or decreased, as applicable, by the amount of such difference (in a like amount of basis points), which increase or decrease shall commence from and as of such Reset Date and shall remain in effect until the Maturity Date for the 2021 Incremental Term Loan Advances; provided that, for the avoidance of doubt, in no event shall any decrease in the Eurodollar Rate pursuant to the terms hereof result in an Applicable Margin of less than 1.500% with respect to 2021 Incremental Term Loan Advances. Notwithstanding anything to the contrary herein or in any other Loan Document, such Eurodollar Rate increase or decrease shall be automatic and shall not require an amendment to this Agreement or the consent of any Lender. As used in this Section 3(h)(iii):

“2021 Increased Amount Date Cost of Funds” means, as of the 2021 Increased Amount Date, 2.5 basis points, which is the amount by which (x) the Floating Note Rate exceeds the (y) the Eurodollar Rate for an Interest Period of one month, in each case determined as of the date that is two (2) Business Days prior to the 2021 Increased Amount Date.

“Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new four-year debt securities issued by The Farm Credit Banks Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., Eastern time; it being understood that such indications represent The Farm Credit Bank Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government-sponsored institutions of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Notwithstanding the foregoing, if, in connection with the 2021 Increased Amount Date or the Reset Date, new farm credit debt securities with a four-year term are not then being issued into the primary market by The Federal Farm Credit Banks Funding Corporation, then “Floating Note Rate” shall mean CoBank’s best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark, in each case, as CoBank and Rayonier may mutually agree upon.

“Reset Date Cost of Funds” means, as of the Reset Date, the amount (in basis points and which amount shall be set forth as a negative number if the amount in the following clause (x) is less than the amount in the following clause (y)), if any, by which (x) the Floating Note Rate differs from (y) the Eurodollar Rate (giving effect to any Benchmark Replacement and any Benchmark Replacement Conforming Changes) for an Interest Period of one month, in each case determined as of the date that is two (2) Business Days prior to the Reset Date.

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By way of example, assuming the 2021 Increased Amount Date Cost of Funds is 15 basis points, (A) if the Reset Date Cost of Funds as of the Reset Date is 35 basis points, then the Eurodollar Rate for any Interest Period (with respect only to the calculation of interest on 2021 Incremental Term Loan Advances) shall be increased by 20 basis points commencing from and as of the Reset Date, and (B) if the Reset Date Cost of Funds as of the Reset Date is -5 basis points (i.e., the Floating Note Rate is 5 basis points less than the Eurodollar Rate for an Interest Period of one month, in each case as of the Reset Date), then the Eurodollar Rate for any Interest Period (with respect only to the calculation of interest on 2021 Incremental Term Loan Advances) shall be decreased by 20 basis points commencing from and as of the Reset Date.

(i) RLP agrees that upon notice by any 2021 Incremental Term Loan Lender to RLP (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such 2021 Incremental Term Loan Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the 2021 Incremental Term Loan Advances owing to, or to be made by, such 2021 Incremental Term Loan Lender, RLP shall promptly execute and deliver to such 2021 Incremental Term Loan Lender, a 2021 Incremental Term Loan Note in the form of Exhibit A attached hereto, payable to the order of such 2021 Incremental Term Loan Lender in a principal amount up to the 2021 Incremental Term Loan Commitment of such 2021 Incremental Term Loan Lender.
(j) Each 2021 Incremental Term Loan Lender party hereto agrees not to assign its 2021 Incremental Term Loan Commitment hereunder without the consent of RLP (such consent not to be unreasonably withheld or delayed and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof) unless (a) an Event of Default has occurred and is continuing at the time of such assignment or (b) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.
SECTION 4.     Conditions of Effectiveness. This Agreement shall become effective on the 2021 Increased Amount Date upon the satisfaction of the conditions precedent set forth in this Section 4:
(a) The Administrative Agent (or its counsel) shall have received from each Borrower and from each other party hereto (including the Administrative Agent, each 2021 Incremental Term Loan Lender, each Revolving Lender, each 2016 Incremental Term Loan Lender and such other Lenders and Voting Participants constituting the Required Lenders) an executed signature page counterpart of this Agreement.
(b) The Administrative Agent shall have received written opinions of counsel for the Borrowers (including any local counsel, if applicable), dated the date hereof and as to the matters reasonably satisfactory to the Administrative Agent and the Lenders.
(c) The Administrative Agent shall have received each of the following documents, each of which, shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance, such documents and certificates as the Administrative Agent or its counsel may reasonably request, certified as of the 2021 Increased Amount Date as complete and correct copies thereof by the Secretary or an

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Assistant Secretary of each Borrower relating to (A) the organization, existence and good standing of such Borrower, (B) the authorization of the execution, delivery and performance by such Borrower of this Agreement and, in the case of RLP, the incurrence of the 2021 Incremental Term Loan Facility, (C) certificates as to the incumbency and signature of each individual signing this Agreement and/or any other Loan Document or other agreement or document contemplated hereby and delivered in connection herewith on behalf of the applicable Borrower, and (D) the absence of any pending proceeding for the dissolution or liquidation of such Borrower or threatening the existence of such Borrower.
(d) The Administrative Agent shall have received an officer’s certificate from a Responsible Officer of each Borrower certifying that (i) after giving effect to the 2021 Incremental Term Loan Facility on a pro forma basis, Rayonier shall have a Leverage Ratio not greater than 52.5%, (ii) before and after giving effect to the 2021 Incremental Term Loan Facility, each of the representations and warranties in Article IV of the Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) as of the 2021 Increased Amount Date, or if such representation speaks of an earlier date, as of such earlier date, (iii) no default or event of default under the Credit Agreement shall have occurred and be continuing or would result from the effectiveness of the 2021 Incremental Term Loan Facility and (iv) after giving effect to the 2021 Incremental Term Loan Facility on a pro forma basis, Rayonier shall be in compliance with the covenants set forth in Section 5.04 of the Credit Agreement (calculated on a pro forma basis, as of the 2021 Increased Amount Date, but based upon the financial statements delivered pursuant to Section 5.01(k) of the Credit Agreement for the Fiscal Quarter ended March 31, 2021).
(e) The Administrative Agent shall have received a duly executed copy of a guarantee agreement with respect to the 2021 Incremental Term Loan Facility in the form attached hereto as Exhibit B.
(f) Each 2021 Incremental Term Loan Lender requesting a 2021 Incremental Term Loan Note shall have received a copy of such 2021 Incremental Term Loan Note duly executed by RLP.
(g) Receipt by the Administrative Agent of evidence that RLP has made a minimum equity investment of $1,000 in CoBank.
(h) The Administrative Agent shall have received, at least two (2) Business Days prior to the 2021 Increased Amount Date, (i) all documentation and other information required by authorities under applicable “Know Your Customer” and Anti-Terrorism and Anti-Corruption Laws and regulations, including, without limitation, the USA PATRIOT Act and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent requested in writing by the Administrative Agent at least three (3) Business Days prior to the 2021 Increased Amount Date.
(i) The Administrative Agent shall have received the fees to be received on the 2021 Increased Amount Date separately agreed to between the Administrative Agent and Rayonier and shall have received, to the extent invoiced in reasonable detail at least one (1) Business Day prior to the 2021 Increased Amount Date, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of

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Moore & Van Allen PLLC) required to be reimbursed or paid by the Borrowers pursuant to Section 8.04 of the Credit Agreement in connection with the preparation, negotiation, execution and delivery of this Agreement.
SECTION 5.     Confirmation of Representations and Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, that (i) the execution, delivery and performance by such Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Borrower, and (ii) this Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) implied covenants of good faith and fair dealing.
SECTION 6.     Consent and Ratification of Guarantee. Each of the Borrowers hereby consents to the provisions of this Agreement in its capacity as a Guarantor and ratifies the provisions of the Guarantee Agreement.
SECTION 7.     Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.     Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.     Jurisdiction; Consent to Service of Process.
(a) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or the transactions

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relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b) Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
RAYONIER INC.

By    /s/ Mark R. Bridwell
Name: Mark R. Bridwell
Title: Vice President, General Counsel and Corporate Secretary

RAYONIER OPERATING COMPANY LLC

By    /s/ Mark R. Bridwell
Name: Mark R. Bridwell
Title: Vice President, General Counsel and Corporate Secretary

RAYONIER TRS HOLDINGS INC.

By    /s/ Mark R. Bridwell        Name: Mark R. Bridwell    Title: Vice President, General Counsel and Corporate Secretary

RAYONIER, L.P.

By    /s/ Mark R. Bridwell
Name: Mark R. Bridwell
Title: Vice President, General Counsel and Corporate Secretary

RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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COBANK, ACB, as Administrative Agent

By    /s/ Craig Smith
    Name: Craig Smith
    Title: Managing Director

COBANK, FCB, as Lender

By    /s/ Craig Smith
    Name: Craig Smith
    Title: Managing Director

RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By    /s/ Doreen Barr
    Name: Doreen Barr
    Title: Authorized Signatory

By    /s/ Komal Shah
    Name: Komal Shah
    Title: Authorized Signatory
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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JP MORGAN CHASE BANK, N.A., as a Lender

By    /s/ Jonathan Bennett
    Name: Jonathan Bennett
    Title: Executive Director
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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RAYMOND JAMES BANK, as a Lender

By    /s/ Matt Stein
    Name: Matt Stein
    Title: Senior Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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TRUIST BANK, as a Lender

By    /s/ Alexander Harrison
    Name: Alexander Harrison
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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AMERICAN AGCREDIT, PCA, as a Lender and 2021 Incremental Term Loan Lender

By    /s/ Michael J. Balok
    Name: Michael J. Balok
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT OF FLORIDA, ACA, as a Lender and 2021 Incremental Term Loan Lender

By    /s/ Michael W. Zolkos
    Name: Michael W. Zolkos
    Title: Capital Markets Officer
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender and 2021 Incremental Term Loan Lender

By    /s/ Nicholas King
    Name: Nicholas King
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ Lisa Caswell
    Name: Lisa Caswell
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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AGFIRST FARM CREDIT BANK, as a Voting Participant

By    /s/ Steven J. O'Shea
    Name: Steven J. O'Shea
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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CAPITAL FARM CREDIT, FLCA, as a Voting Participant

By    /s/ Vladimir Kolesnikov
    Name: Vladimir Kolesnikov
    Title: Capital Markets Director
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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COMPEER FINANCIAL, FLCA, as a Voting Participant

By    /s/ Lee Fuchs
    Name: Lee Fuchs
    Title: Director, Capital Markets
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT BANK OF TEXAS, as a Voting Participant

By    /s/ Luis M. H. Requejo
    Name: Luis M. H. Requejo
    Title: Director Capital Markets
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT EAST, ACA, as a Voting Participant

By    /s/ Eric Pohlman
    Name: Eric Pohlman
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By    /s/ Tabatha Hamilton
    Name: Tabatha Hamilton
    Title: Vice President Food and Agribusiness
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT OF NEW MEXICO, FLCA, A WHOLLY OWNED SUBSIDIARY OF FARM CREDIT OF NEW MEXICO, ACA, as a Voting Participant

By    /s/ Clarissa Shiver
    Name: Clarissa Shiver
    Title: VP - Participations
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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FARM CREDIT WEST, FLCA, as a Voting Participant

By    /s/ Nathan Garcin
    Name: Nathan Garcin
    Title: Vice President, Capital Markets
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ Shane Prichard
    Name: Shane Prichard
    Title: VP of Capital Markets
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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MIDATLANTIC FARM CREDIT, FLCA, as a Voting Participant

By    /s/ James F. Jones, Jr.
    Name: James F. Jones, Jr.
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ Kaylee Semprimoznik
    Name: Kaylee Semprimoznik
    Title: Vice President
RAYONIER INC.
FOURTH AMENDMENT AND INCREMENTAL TERM LOAN AGREEMENT
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SCHEDULE I

2021 INCREMENTAL TERM LOAN COMMITMENT AMOUNTS

2021 Incremental Term Loan Lender	2021 Incremental Term Loan Commitment
American AgCredit, PCA	$10,000,000.00
Farm Credit of Florida, ACA	$170,000,000.00
Farm Credit Services of America, PCA	$20,000,000.00
TOTAL	$200,000,000.00

*Farm Credit of Florida, ACA is assigning $165,500,000.00 of its 2021 Incremental Term Loan Commitment to CoBank, FCB on the 2021 Increased Amount Date.
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SCHEDULE 8.07(f)

VOTING PARTICIPANTS

Lender	Assignee	Voting Participant	Initial Revolving Commitment Amount	Resulting Revolving Commitment Amount/ Participation Amount*	Initial Term Loan Commitment Amount	Resulting Term Loan Commitment Amount/ Participation Amount*
Farm Credit of Florida, ACA			$118,150,000.00	$2,850,000.00	$304,576,086.95	$7,608,695.65
	CoBank, FCB**			$35,500,000.00		$89,347,826.13
		AgCountry Farm Credit Services, FLCA		$5,585,000.00		$14,836,956.52
		AgFirst Farm Credit Bank		$16,750,000.00		$44,891,304.35
		Capital Farm Credit, FLCA		$2,238,260.00		$6,430,434.73
		Compeer Financial, FLCA		$11,100,000.00		$29,673,913.04
		Farm Credit Bank of Texas		$10,261,740.00		$27,047,826.13
		Farm Credit East, ACA		$5,585,000.00		$14,836,956.52
		Farm Credit Mid-America, FLCA		$6,850,000.00		$18,260,869.57
		Farm Credit of New Mexico, FLCA, a wholly owned subsidiary of Farm Credit of New Mexico, ACA		$950,000.00		$7,510,869.52
		Farm Credit West, FLCA		$6,850,000.00		$18,260,869.57
		GreenStone Farm Credit Services, FLCA		$5,500,000.00		N/A
		MidAtlantic Farm Credit, FLCA		N/A		N/A
		Northwest Farm Credit Services, FLCA		$8,130,000.00		$25,869,565.22
TOTAL			$118,150,000.00	$118,150,000.00	$304,576,086.95	$304,576,086.95
* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Fourth Amendment Effective Date. **Farm Credit of Florida, ACA assigned $115,300,000.00 of its Revolving Commitment and $296,967,391.30 of its Term Loan Commitment to CoBank, FCB, which became a Lender via an Assignment and Assumption dated and effective as of the Second Amendment Effective Date.
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Lender	Assignee	Voting Participant	Initial 2016 Incremental Term Loan Commitment Amount	Resulting 2016 Incremental Term Loan Commitment Amount/ Participation Amount*	Initial 2021 Incremental Term Loan Commitment Amount	Resulting 2021 Incremental Term Loan Commitment Amount/ Participation Amount*
Farm Credit of Florida, ACA			$277,000,000.00	$5,000,000.00	$170,000,000.00	$4,500,000.00
	CoBank, FCB**			$40,000,000.00		$32,500,000.00
		AgCountry Farm Credit Services, FLCA		$27,000,000.00		$10,000,000.00
		AgFirst Farm Credit Bank		$32,500,000.00		$22,000,000.00
		Capital Farm Credit, FLCA		$6,115,909.08		$5,000,000.00
		Compeer Financial, FLCA		$57,000,000.00		$20,000,000.00
		Farm Credit Bank of Texas		$28,384,090.92		$15,000,000.00
		Farm Credit East, ACA		$5,000,000.00		$7,000,000.00
		Farm Credit Mid-America, FLCA		$23,000,000.00		$15,000,000.00
		Farm Credit of New Mexico, FLCA, a wholly owned subsidiary of Farm Credit of New Mexico, ACA		$10,000,000.00		$15,000,000.00
		Farm Credit West, FLCA		$6,000,000.00		N/A
		GreenStone Farm Credit Services, FLCA		$14,000,000.00		$20,000,000.00
		MidAtlantic Farm Credit, FLCA		$7,000,000.00		$4,000,000.00
		Northwest Farm Credit Services, FLCA		$16,000,000.00		N/A
TOTAL			$277,000,000.00	$277,000,000.00	$170,000,000.00	$170,000,000.00
* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Fourth Amendment Effective Date.
**Farm Credit of Florida, ACA assigned $272,000,000.00 of its 2016 Incremental Term Loan Commitment to CoBank, FCB, which became a Lender via an Assignment and Assumption dated and effective as of the First Amendment Effective Date. Farm Credit of Florida, ACA is assigning $165,500,000.00 of its 2021 Incremental Term Loan Commitment to CoBank, FCB, which will become a Lender via an Assignment and Assumption dated and effective as of the Fourth Amendment Effective Date.
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EXHIBIT A

FORM OF
2021 INCREMENTAL TERM LOAN NOTE
                                Dated:             , 2021
FOR VALUE RECEIVED, the undersigned, Rayonier, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of              (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Maturity Date (as defined in the Incremental Term Loan Agreement referred to below) the principal amount of each 2021 Incremental Term Loan Advance from time to time made by the Lender to the Borrower pursuant to (a) the Credit Agreement, dated as of August 5, 2015, among Rayonier Inc., Rayonier TRS Holdings, Inc., Rayonier Operating Company LLC and Rayonier, L.P., as borrowers, the lenders parties thereto and CoBank, ACB, as Issuing Bank, Swing Line Lender and Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”) and (b) the Fourth Amendment and Incremental Term Loan Agreement, dated as of June 1, 2021, (the “Incremental Term Loan Agreement”; capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement or Incremental Term Loan Agreement, as applicable), among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC and Rayonier, L.P., as borrowers, the Lender and certain other lenders party thereto and CoBank, ACB as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each 2021 Incremental Term Loan Advance from the date of such 2021 Incremental Term Loan Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement and the Incremental Term Loan Agreement, as applicable.
Both principal and interest are payable in lawful money of the United States of America to CoBank, as Administrative Agent, at the Administrative Agent’s Account, in same day funds. Each 2021 Incremental Term Loan Advance made by the Lender to the Borrower pursuant to the Credit Agreement or the Incremental Term Loan Agreement, as applicable, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, may be endorsed on the grid attached hereto which is part of this 2021 Incremental Term Loan Note.
This 2021 Incremental Term Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the Incremental Term Loan Agreement. The Credit Agreement and the Incremental Term Loan Agreement, among other things, (i) provide for the making of 2021 Incremental Term Loan Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such 2021 Incremental Term Loan Advance being evidenced by this Term Loan Note and (ii) contain provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for
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prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
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The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This 2021 Incremental Term Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.
RAYONIER, L.P.
By
Name:
Title:
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ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of 2021 Incremental Term Loan Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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EXHIBIT B

2021 GUARANTEE AGREEMENT

2021 GUARANTEE AGREEMENT dated as of June 1, 2021 (this “Agreement”), among (a) RAYONIER INC., a North Carolina corporation (“Rayonier”), (b) RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), (c) RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), and (d) COBANK, ACB, as administrative agent (the “Administrative Agent”) for the Guaranteed Parties (as defined below).
Reference is made to (a) the Credit Agreement dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among Rayonier, TRS, ROC and RAYONIER, L.P., a Delaware limited partnership (“RLP”), as borrowers, the lenders from time to time party thereto (the “Lenders”) and CoBank, ACB, as Issuing Bank (the “Issuing Bank”), as Swing Line Lender (the “Swing Line Lender”) and as Administrative Agent and (b) the Fourth Amendment and Incremental Term Loan Agreement dated as of June 1, 2021 (the “Incremental Term Loan Agreement”), among Rayonier, TRS, ROC and RLP, as borrowers, the Lenders party thereto, the 2021 Incremental Term Loan Lenders from time to time party thereto (as defined in the Incremental Term Loan Agreement) and CoBank, ACB as Administrative Agent.
Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement or the Incremental Term Loan Agreement, as applicable.
It is a condition precedent to the effectiveness of the Incremental Term Loan Agreement that the Guarantors (as defined below) execute and deliver this Agreement.
Each of the Guarantors is a Borrower under (and as defined in) the Credit Agreement and acknowledges that it will derive substantial benefit from the making of the 2021 Incremental Term Loan Advances by the 2021 Incremental Term Loan Lenders.
Accordingly, the parties hereto agree as follows:
1.    Certain Defined Terms. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Hedge Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity
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Exchange Act (determined after giving effect to Section 21 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guarantee of, or the grant of such security interest by, such Guarantor becomes effective with respect to such related Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Guarantee or grant of security interest is or becomes illegal.
“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of security interest becomes effective with respect to such Hedge Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
2.    Guarantee. Each of Rayonier, TRS and ROC (collectively, the “Guarantors”) unconditionally guarantees, jointly with each other Guarantor and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment by RLP of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the 2021 Incremental Term Loan Advances made to RLP, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of RLP to the Administrative Agent and each Lender under the 2021 Incremental Term Loan Facility established under the Incremental Term Loan Agreement and the other Loan Documents (collectively, the “Guaranteed Parties”), whether such amounts shall have accrued prior to, on or after the 2021 Increased Amount Date and (ii) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of RLP, monetary or otherwise, under or pursuant to the 2021 Incremental Term Loan Facility established under the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Obligations”). For the avoidance of doubt, the Obligations shall not include any Excluded Hedge Obligation.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of TRS and ROC hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to
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all other liabilities of TRS and ROC contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of TRS and ROC pursuant to (i) applicable law, or (ii) any agreement providing for an equitable allocation among TRS and/or ROC and other Affiliates of Rayonier of obligations arising under Guarantees by such parties.
Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.
3.     Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to RLP and any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by, and each Guarantor hereby waives any defense arising by reason of, (i) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against RLP or any other guarantor under the provisions of the Credit Agreement, the Incremental Term Loan Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iii) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any Guaranteed Party.
4.     Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any collateral security held for payment of the Obligations or any balance of any deposit or other account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of RLP or any other person.
5.     No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of RLP’s Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)), including any claim of waiver, release, surrender, alteration or compromise of any of RLP’s Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of such Obligations, any law or regulation of any jurisdiction or any other event affecting any term of an Obligation or any other circumstance that might constitute a defense of RLP or any Guarantor. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or
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otherwise affected by the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, the Incremental Term Loan Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of RLP’s Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of RLP’s Obligations), and each Guarantor hereby waives any defense arising by reason of any of the foregoing actions.
6.    Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of RLP or the unenforceability of RLP’s Obligations or any part thereof from any cause or the cessation from any cause of the liability of RLP (other than the final and indefeasible payment in full in cash of RLP’s Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)). The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any collateral security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such collateral security in lieu of foreclosure, compromise or adjust any part of RLP’s Obligations, make any other accommodation with RLP or any other guarantor or exercise any other right or remedy available to them against RLP or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent RLP’s Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against RLP, any other Guarantor or guarantor, as the case may be, or any collateral security.
7.    Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, each Guarantor hereby agrees that, upon the failure of RLP to pay any of its Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Guaranteed Party as provided above, all rights of such Guarantor against RLP arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all RLP’s Obligations. In addition, any indebtedness of RLP now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of RLP, such amount shall be held in trust for the
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benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of RLP’s Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
8.    Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of RLP’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of RLP’s Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
9.    Representations and Warranties; Taxes. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement or any other Loan Document are true and correct in all material respects except for representations and warranties which by their terms refer to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except for representations and warranties which are qualified by materiality (in which case such representations and warranties shall be true and correct). Each Guarantor agrees that the provisions of Section 2.15 of the Credit Agreement shall apply equally to each Guarantor with respect to the payments made by it hereunder.
10.     Termination. The Guarantees made by the Guarantors hereunder with respect to the Obligations (i) shall terminate when all the Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f), have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party or any Guarantor upon the bankruptcy or reorganization of RLP or any Guarantor or otherwise.
11.    Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter this Agreement shall be binding upon, and inure to the benefit of such Guarantor, the Administrative Agent and the other applicable Guaranteed Parties and their respective successors and assigns, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by Section 5.03(c) or Section 5.03(d) of the Credit Agreement) (and any such attempted assignment or transfer by any party hereto shall be null and void). This Agreement shall be construed as a separate agreement with respect to each
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Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
12.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.
    (b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
13.     Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
14.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement.
15.    Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Guaranteed Parties and shall survive the making by the Lenders of the 2021 Incremental Term Loan Advances regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any 2021 Incremental Term Loan Advance or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, or the 2021 Incremental Term Loan Commitments have not been terminated.
    (b)    In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the
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validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
17.    Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.
18.    Jurisdiction; Consent to Service of Process. (a) Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Guaranteed Party, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Guaranteed Party or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or such Person’s properties in the courts of any jurisdiction.
    (b)    Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of Section 18 of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (c)    Each party hereto irrevocably consents to service of process at the address provided for notices in Section 14. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
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19.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
20.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Guaranteed Party or any such Affiliate, to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Guaranteed Party or their respective Affiliates, irrespective of whether or not such Guaranteed Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Guarantor different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this Section 20 are in addition to other rights and remedies (including other rights of set-off) that such Guaranteed Party or their respective Affiliates may have.
21.    Keepwell. Each Borrower and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each other Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party with respect to Hedge Obligations that would, in the absence of the agreement in this Section 21, otherwise constitute Excluded Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrowers’ and such Qualified ECP Guarantors’ obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrowers and the Qualified ECP Guarantors under this Section 21 shall remain in full force and effect until the Revolving Credit Obligations and the Term Loan Obligations have been indefeasibly paid and performed in full. The Borrowers and the Qualified ECP Guarantors intend this Section 21 to constitute, and this Section 21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell,
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support, or other agreement” for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
GUARANTORS:                RAYONIER INC.
By
Name:
Title:
RAYONIER TRS HOLDINGS INC.
By
Name:
Title:

RAYONIER OPERATING COMPANY LLC
By
Name:
Title:

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COBANK, ACB, as Administrative Agent
By:
Name:
Title:

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EXHIBIT G -- FORM OF
COST OF FUNDS TRUE-UP CERTIFICATE
Reference is made to that certain Credit Agreement, dated as of August 5, 2015 (as amended or modified from time to time, the “Credit Agreement”), among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC and Rayonier, L.P., as borrowers, certain Lenders parties thereto and CoBank, ACB, as Administrative Agent for said Lenders, and as Issuing Bank and Swing Line Lender. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The undersigned officer of the Administrative Agent hereby certifies as of the date hereof, in such capacity and not in a personal capacity and without personal liability, as follows:
1.    As of _____________ [insert applicable date that is four years after the Second Amendment Effective Date (or if such date is not a Business Day, the next succeeding Business Day)] (the “Applicable Reset Date”), and pursuant to the calculations set forth on Annex A hereto, the Reset Date Cost of Funds is [ ] basis points, which represents an [increase/decrease] of [__] basis points compared to the Second Amendment Effective Date Cost of Funds.
2.    Pursuant to Section 2.07(c) of the Credit Agreement, the Eurodollar Rate with respect to Term Loan Advances shall be [increased/decreased] by [ ] basis points, which [increase/decrease] shall commence from and as of the Applicable Reset Date and shall remain in effect until the Maturity Date for the Term Loan Facility; provided that in no event shall the Eurodollar Rate for any Interest Period be reduced below zero.
3.    The calculations set forth on Annex A hereto are true and accurate as of the Applicable Reset Date.

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The foregoing certifications are made and delivered on [ ], pursuant to Section 2.07(c) of the Credit Agreement.
COBANK, ACB, as Administrative Agent

By:
    Name:
    Title:

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ANNEX A
TO
COST OF FUNDS TRUE-UP CERTIFICATE

As of [ ] (the “Applicable Reset Date”),

(Amounts in basis points)[1]
1. Second Amendment Effective Date Cost of Funds: (a) – (b) =	[___]
(a) Floating Note Rate, determined as of the date that is two Business Days prior to the Second Amendment Effective Date:[2]	[___]
(b) Eurodollar Rate for an Interest Period of one month, determined as of the date that is two Business Days prior to the Second Amendment Effective Date:	[___]
2. Reset Date Cost of Funds: (a) - (b) =	[___]
(a) Floating Note Rate, determined as of the date that is two Business Days prior to the Applicable Reset Date:	[___]
(b) Eurodollar Rate for an Interest Period of one month, determined as of the date that is two Business Days prior to the Applicable Reset Date:	[___]
3. Cost of Funds Differential: compare (a) to (b) =	[___][Increase/Decrease]

(a) Second Amendment Effective Date Cost of Funds:	[___]
(b) Reset Date Cost of Funds:	[___]

1 If (a) is less than (b) for Line 1 and/or Line 2, reflect as a negative number.
2 For purposes hereof, “Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new four-year debt securities issued by The Farm Credit Banks Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., Eastern time; it being understood that such indications represent The Farm Credit Banks Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government-sponsored institutions of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Notwithstanding the foregoing, if, in connection with the Second Amendment Effective Date or the Reset Date, new farm credit debt securities with a four-year term are not then being issued into the primary market by The Federal Farm Credit Banks Funding Corporation, then “Floating Note Rate” shall mean CoBank’s best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark, in each case, as CoBank and Rayonier may mutually agree upon.
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